UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TWIN HOSPITALITY GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary material.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TWIN HOSPITALITY GROUP INC.

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT DATED NOVEMBER 13, 2025

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 23, 2025

This Supplement provides updated information with respect to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Twin Hospitality Group Inc., a Delaware corporation, to be held on Tuesday, December 23, 2025 at 10:30 a.m. Pacific Time. Unless the context otherwise requires, references to the “Company,” “we,” and “our” refer to Twin Hospitality Group Inc.

The Company previously distributed its Notice of Annual Meeting of Stockholders and Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Company’s Board of Directors (the “Board”), should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

As previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2025, James Ellis, previously a director of the Company, notified the Company of his decision to resign from the Board, effective immediately. Mr. Ellis’s decision to resign from the Board was not related to a disagreement with the Company over any of its operations, policies or practices. Accordingly, the nomination of Mr. Ellis for re-election to the Board at the Annual Meeting has been withdrawn.

In light of Mr. Ellis’s resignation from the Board and the subsequent withdrawal of his name as a nominee for re-election to the Board, Proposal No. 1 in the Notice and Proxy Statement now proposes to elect the remaining four director nominees named in the Proxy Statement to hold office until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE REMAINING FOUR DIRECTOR NOMINEES

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

If we receive a proxy instruction from you before the Annual Meeting, your shares will be voted for the directors nominated by the Board as instructed by you, except that votes will not be cast for James Ellis because he has resigned from the Board and is no longer standing for re-election. If you have not yet voted, please complete the Proxy Card or submit your voting instructions, disregarding Mr. Ellis’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy instructions returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting in accordance with those voting instructions.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

By order of the Board of Directors,

Allen Z. Sussman
Secretary